UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): September 15, 2004

HUMAN GENOME SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-022962	22-3178468
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14200 Shady Grove Road, Rockville, Maryland	20850-7464
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (301) 309-8504

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     As previously announced, William A. Haseltine, Ph.D., plans to retire from his position as Chairman of the Board of Directors and Chief Executive Officer of Human Genome Sciences, Inc. (the “Company”), effective October 17, 2004. The Company is continuing its ongoing search for a new Chief Executive Officer.

     On September 15, 2004, the Company’s Board of Directors appointed Argeris (Jerry) N. Karabelas, Ph.D., as Chairman of the Company’s Board of Directors, to be effective upon Dr. Haseltine’s retirement. Dr. Karabelas has been a director of the Company since 2002 and will serve as a non-executive chairman. The Company’s Board of Directors determined that the Chairman of the Board should receive annual director fees of $100,000 for the time and responsibilities associated with that position.

     On September 15, 2004, the Company’s Board of Directors promoted Craig A. Rosen, Ph.D., to the position of President and Chief Operating Officer of the Company, effective September 16, 2004. Dr. Rosen served as Acting Chief Operating Officer and President, Research and Development, of the Company prior to his current promotion. Dr. Rosen will continue to serve as a member of the Company’s Board of Directors. As previously disclosed, the Company entered into an employment agreement with Dr. Rosen in May 2004. The employment agreement is for an initial one-year period and will be automatically extended for additional one-year periods unless terminated by either party prior to the end of the applicable period. Dr. Rosen is entitled to an annual base salary of $402,000, or such higher rate as determined by the Board of Directors, and an annual bonus as determined by the Board of Directors, with a minimum guaranteed annual bonus of 10% of Dr. Rosen’s base salary. Dr. Rosen is also entitled to receive grants of stock options or other equity-based awards as determined by the Board of Directors and a monthly car allowance. The Company may terminate Dr. Rosen’s employment agreement without cause and Dr. Rosen may terminate the employment agreement with good reason, and upon such termination, Dr. Rosen will be entitled to receive 18 months’ base salary and a pro rata share of his yearly bonus. Upon his promotion, Dr. Rosen received a one-time bonus of $100,000 and was granted an option to acquire 50,000 shares of our common stock at an exercise price equal to the fair market value on the date of grant. The option generally vests over four years, with continued vesting and exercisablity following certain types of terminations consistent with the options described in the employment agreement.

     On September 20, 2004, the Company announced that Laura D’Andrea Tyson, Ph.D., will retire from the Company’s Board of Directors to devote more time to her responsibilities as Dean of the London Business School, effective as of October 17, 2004. At that time, the Company’s Board of Directors will consist of Dr. Karabelas, Betsy Atkins, Richard J. Danzig, Jürgen Drews, M.D., Kathryn E. Falberg, Augustine Lawlor, Max Link, Ph.D., Dr. Rosen, and William D. Young.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

10.1	Employment Agreement dated as of May 6, 2004, by and between Human Genome Sciences, Inc. and Craig A. Rosen, Ph.D.*

10.2	Form of Stock Option Agreement.†

99.1	Press Release dated September 20, 2004.†

*	Incorporated by reference to the exhibits to the registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2004.

†	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.
/s/ James H. Davis, Ph.D.
Name:	James H. Davis, Ph.D.
Title:	Executive Vice President, General Counsel and Secretary

Date: September 20, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Employment Agreement dated as of May 6, 2004, by and between Human Genome Sciences, Inc. and Craig A. Rosen, Ph.D.*
Exhibit 10.2	Form of Stock Option Agreement.†
Exhibit 99.1	Press Release dated September 20, 2004.†

*	Incorporated by reference to the exhibits to the registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2004.

†	Filed herewith.